                                  Exhibit 21
                                  ----------

                        Subsidiaries of the Registrant


Subsidiary                                      State of Incorporation
----------------------------------------------------------------------
Paper Corporation of North America                      Delaware

Unisource Canada, Inc.                                  Canada

Unisource Distribuidora, S.A. de C.V.                   Mexico

Unisource Capital Corporation                           Delaware

National Sanitary Supply Company                        Delaware
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